The following ad will be used in the newspapers beginning today.
From retiree Chuck Elliott:

WEIRTON STEEL CORPORATION


"You know, if WEIRTON STEEL RETIREES don't return their proxy for shares held outside of the ESOPs, it's the same as a No vote. I plan to vote for the equity proposal because our pension plan will be strengthened, if it passes and stock is sold. Also Weirton Steel and the community will benefit. I urge all retirees to cast their vote in favor of the proposal."


Please Mark Your Proxy for the Amendments